Exhibit 99.1
CapsoVision Reports Third Quarter 2025 Financial Results
SARATOGA, Calif., November 13, 2025 - CapsoVision, Inc. (NASDAQ: CV), a commercial-stage medical technology company developing advanced imaging and AI-enabled capsule endoscopy solutions, today reported financial results for its third quarter ended September 30, 2025.
Recent Highlights
•Third quarter 2025 revenue was $3.5 million, a 19% increase over the third quarter of 2024.
•New accounts grew 31% in the third quarter of 2025 over the comparable quarter in 2024.
•CapsoCam Plus® used by over 151,000 patients as of September 30, 2025.
•Submitted an application to the FDA requesting Breakthrough Device Designation to accelerate development of the Company’s endoscopy capsule for use in early-stage pancreatic cancer detection.
•Entered into an agreement with Canon Inc. to develop higher-resolution CMOS image sensors with enhanced dynamic range for future capsule endoscopes.
•Appointed David Garcia as Senior Vice President of Finance, effective November 3, 2025.
Management Commentary
“We delivered a strong third quarter, driven by robust uptake of our CapsoCam Plus® endoscopy capsule for small-bowel and growing physician-and-clinic engagement. At the same time, our recent submission for Breakthrough Device Designation to pursue use of our endoscopy capsule for early-stage pancreatic cancer detection underscores our commitment to delivering a solution for this highly unmet need. We are equally energized by our progress on the artificial-intelligence front — developing our next-generation analytics engine for capsule endoscopy and preparing for regulatory submission by the end of 2025 once the FDA resumes normal operations following the government shutdown. In addition, while our colon-capsule program continues to advance in close collaboration with the FDA, positioning us to expand into another important new indication, we have commenced enrollment of a clinical study in support of our new generation colon-capsule” said Johnny Wang, President and Chief Executive Officer. “We are also delighted to welcome David Garcia to the CapsoVision team as our new SVP of Finance. I am confident that his broad experience in financial oversight and capital markets engagement will provide us with the added leadership needed to pursue our vision of delivering the next generation of gastrointestinal screening and diagnostics.”
Third Quarter 2025 Financial Results
Total revenue was $3.5 million, a 19% increase over the third quarter of 2024. The primary growth driver was an increase in the number of CapsoCam Plus capsules sold.
Gross profit was $1.9 million, an increase of $0.3 million, or 16%, compared to the third quarter of 2024. Gross margin was 54%, compared to 56% in the third quarter of 2024.
Operating expenses were $9.9 million, a $2.5 million increase from the third quarter of 2024, driven primarily by an increase in expenses associated with the development of the new CMOS under the development agreement with Canon Inc. and an increase in general and administrative expenses due to higher payroll and benefits expenses and stock-based compensation expenses associated with the executive officer departure and higher professional service expenses, including audit, legal and consulting fees, as we were operating as public company.

Cash and cash equivalents totaled $17.8 million as of September 30, 2025.
The Company completed an initial public offering in July 2025. Net proceeds totaled $23.4 million, after deducting underwriting discounts, commissions and offering expenses.
Conference Call and Webcast
CapsoVision will host a conference call today, November 13, 2025 at 4:30 p.m. Eastern Time to discuss its third quarter financial results. Individuals interested in listening to the conference call may do so by dialing (800) 715-9871 for domestic callers or (646) 307-1963 for international callers and referencing conference ID 2181260, or from the webcast link on the Events page in the investor relations section of the company's website at www.capsovision.com.
To access the replay, please register via the webcast link on the Events page. The webcast will be available for one year following the completion of the call.
About CapsoVision
CapsoVision is a commercial-stage medical technology company focused on developing advanced imaging and AI-enabled solutions to transform the detection and diagnosis of gastrointestinal diseases. Its flagship product, CapsoCam Plus®, is a wire-free, panoramic capsule endoscope that enables high-resolution visualization of the small bowel and supports cloud-based or direct capsule video retrieval. The Company’s next pipeline product, CapsoCam Colon with enhanced AI, is designed to enable non-invasive colon imaging and polyp detection. With a proprietary platform targeted to expand across multiple GI indications, including esophageal and pancreatic disorders, CapsoVision is advancing a new era in capsule-based diagnostics. For more information on CapsoVision, please visit www.capsovision.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expected”, “anticipates”, “intends”, “plans”, “believes”, “potential”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Examples of these forward-looking statements include, but are not limited to, statements concerning possible or assumed future results of operations and financial position, including the Company’s expectations regarding the Company’s product and clinical development efforts, the timing and receipt of regulatory submissions and approvals, the Company’s plans, strategies and timing for its pipeline development (including plans to address future indications in terms of new GI pathologies, patient enrollment in support of new generation colon capsule, and expanded patient populations and related timing of these efforts) and the success of the Company’s plans and strategies. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, market conditions, the Company’s financial condition and the availability of cash, the failure to receive regulatory clearance and the failure to adapt the Company’s products for new indications. These and other risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s prospectus filed on July 3, 2025 with the SEC, as part of the Company’s Registration Statement on Form S-1 (File No. 333-287148), and the Company’s most recent Form 10-Q. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise these statements, except as required by law.
Investor Relations Contact
Leigh Salvo
New Street Investor Relations
Investors@CapsoVision.com
Media Contact
Leslie Strickler and Paul Spicer
Être Communications
leslies@etrecommunications.com | (804) 240-0807
pauls@etrecommunications.com | (804) 503-9231

CAPSOVISION, INC.
CONDENSED BALANCE SHEETS (UNAUDITED)
(in thousands, except par value and share amounts)

	September 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$17,787	$9,319
Accounts receivable, net	1,870	2,001
Inventory	3,187	2,629
Prepaid expenses and other current assets	1,201	898
Total current assets	24,045	14,847
Property and equipment, net	640	720
Operating lease right-of-use assets	935	1,195
Other long-term assets	41	41
TOTAL ASSETS	$25,661	$16,803

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$1,345	$749
Accrued expenses and other current liabilities	2,790	569
Deferred revenue	106	132
Note payable, current	—	—
Operating lease liabilities – current	394	351
Total current liabilities	4,635	1,801

Operating lease liabilities – long-term	584	887
Total liabilities	5,219	2,688

Commitments and contingencies - Note 9

Convertible Preferred Stock (each Series: $0.001 par value)
Series A, B, C, C-1, D, D-1, D-2, E, F-1, F-2, G, G-1, H: none and 153,682,280 shares authorized, none and 38,665,583 issued and outstanding, and liquidation preference of none and $152,378 as of September 30, 2025 and December 31, 2024, respectively	—	143,625
Total convertible preferred stock	—	143,625
Stockholders’ Equity
Common stock, $0.001 par value: 300,000,000 and 190,000,000 shares authorized; 46,798,901 and 2,090,945 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	47	2
Additional paid-in capital	168,710	838
Accumulated deficit	(148,271)	(130,350)
Total stockholders’ equity (deficit)	20,486	(129,510)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$25,661	$16,803

CAPSOVISION, INC.
CONDENSED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (UNAUDITED)
(in thousands, except share and per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net revenue	$3,538	$2,966	$9,636	$8,304

Costs of revenue	1,624	1,309	4,417	$3,661

Gross profit	1,914	1,657	5,219	4,643

OPERATING EXPENSES
Selling and marketing	1,773	1,745	5,581	5,168
Research and development	6,090	4,522	12,589	12,004
General and administrative	2,070	1,193	5,101	2,754
Total operating expenses	9,933	7,460	23,271	19,926

Operating loss	(8,019)	(5,803)	(18,052)	(15,283)

NON-OPERATING INCOME
Interest income, net	132	8	175	22
Other non-operating income/(expense), net	(34)	1	(44)	2
Total non-operating income, net	98	9	131	24

Loss before income taxes	(7,921)	(5,794)	(17,921)	(15,259)

Provision for income taxes	—	—	—	—

Net loss and comprehensive loss	$(7,921)	$(5,794)	$(17,921)	$(15,259)

Net loss per share – basic and diluted	$(0.17)	$(2.79)	$(1.05)	$(7.65)

Weighted average common shares outstanding – basic and diluted	46,217,127	2,076,979	17,049,671	1,993,934

CAPSOVISION, INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine months ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,921)	$(15,259)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	161	155
Loss on disposal of property and equipment	1	—
Amortization of operating lease right-of-use assets	260	234
Unrealized foreign exchange gains	(170)	(18)
Stock in lieu of debt repayment	31	—
Stock-based compensation	629	43
Bad debt expense	11	1
Changes in operating assets and liabilities:
Accounts receivable	151	238
Inventory	(558)	(596)
Prepaid expenses and other current assets	(303)	7
Other long-term assets	—	(2)
Accounts payable	596	226
Accrued expenses and other current liabilities	2,220	481
Deferred revenue	(26)	(3)
Operating lease liabilities	(260)	(199)
Net cash used in operating activities	$(15,178)	$(14,692)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(82)	(153)
Net cash used in investing activities	$(82)	$(153)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series H convertible preferred stock	—	10,000
Proceeds from IPO, net of commissions	26,557	—
Payment of deferred IPO offering costs	(3,184)	—
Proceeds from promissory note issuance	1,000	—
Repayment of promissory note	(1,000)	—
Proceeds from exercises of options on common stock and warrants	216	73
Net cash provided by financing activities	$23,589	$10,073

Net increase (decrease) in cash and cash equivalents	8,329	(4,772)
Effect of exchange rate changes on cash and cash equivalents	139	12
Cash and cash equivalents at beginning of period	9,319	14,559
Cash and cash equivalents at end of period	$17,787	$9,799

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid for income taxes	$7	$6
Cash paid for interest	15	—
NON-CASH FINANCING AND INVESTING ACTIVITIES
Underwriters warrants issued in connection with the IPO	$519	—
Conversion of convertible preferred stock into common stock upon initial public offering	$143,625	—